Exhibit 99.7

NOMINEE HOLDER CERTIFICATION
FOR COMMUNITY CENTRAL BANK CORPORATION

To Community Central Bank Corporation:

The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee holding of record _________ shares of common stock of Community Central Bank Corporation on behalf of _________________ beneficial owners as of the close of business on ___________ __, 2004, the record date for the rights offering described in the Prospectus dated ____________ __, 2004. The undersigned has received a copy of the Prospectus. As stated in the Prospectus, one non-transferable subscription right was distributed for every ____ shares of Community Central Bank Corporation common stock held of record as of the close of business on the record date.

The undersigned, on behalf of the beneficial owners of ______________ subscription rights, is subscribing for _________ shares of Community Central Bank Corporation common stock at $________ per share pursuant to the exercise of subscription rights.

The undersigned further certifies that each subscriber is a bona fide beneficial owner of Community Central Bank Corporation common stock as of the record date and that such beneficial ownership is reflected on the undersigned's records. The undersigned agrees to provide Community Central Bank Corporation or its designee with such additional information as Community Central Bank Corporation deems necessary to verify the foregoing.

Name of Record Holder

By: _________________________________________

Name: ______________________________________
      (Print)

Title: ______________________________________

Address: ______________________________________

                  ______________________________________

Telephone Number: __________________________________

Date: ______________________________________

THIS FORM MAY BE MAILED IN THE RETURN ENVELOPE PROVIDED OR IT MAY BE SENT BY FACSIMILE TO EQUISERVE TRSUT COMPANY, N.A. AT (781) 380-3388.